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      MORGAN STANLEY VARIABLE INVESTMENT SERIES - INCOME BUILDER PORTFOLIO
                          ITEM 77(O) 10F-3 TRANSACTIONS
                        JULY 1, 2009 - DECEMBER 31, 2009

                                                                   AMOUNT OF     % OF     % OF
                                     OFFERING                       SHARES      OFFERING  FUNDS
    SECURITY      PURCHASE/  SIZE OF PRICE OF    TOTAL AMOUNT      PURCHASED   PURCHASED  TOTAL
   PURCHASED     TRADE DATE OFFERING  SHARES     OF OFFERING        BY FUND     BY FUND  ASSETS       BROKERS        PURCHASED FROM
---------------- ---------- -------- -------- ----------------- -------------- --------- ------ ------------------- ----------------

    Verisk        10/06/09       --  $22.000       $85,250,000            300     0.00%  0.03%     BofA Merrill      Merrill Lynch
 Analytics Inc.                                                                                    Lynch, Morgan
                                                                                                   Stanley, J.P.
                                                                                                   Morgan, Wells
                                                                                                 Fargo Securities,
                                                                                                  William Blair &
                                                                                                 Company, Fox-Pitt
                                                                                                  Kelton Cochran
                                                                                                  Caronia Waller,
                                                                                                 Keefe Bruyette &
                                                                                                       Woods

Bank of America    12/03/09       --  $15.000    $1,286,000,000          6,000     0.00%  0.36% BofA Merrill Lynch,   Merrill Lynch
Corp. PFD 10.000                                                                                UBS Investment Bank

  Wells Fargo      12/15/09       --   $25.00      $426,000,000          3,200     0.00%  0.24%     Wells Fargo       Goldman Sachs
    Company                                                                                         Securities,
                                                                                                Goldman, Sachs Co.,
                                                                                                Credit Suisse, J.P.
                                                                                                  Morgan, Morgan
                                                                                                      Stanley
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